UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	May 13, 2015

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 ASH STREET, SAN DIEGO, CALIFORNIA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2015 Annual Shareholders Meeting of Sempra Energy (the “Company”) was held on May 13, 2015.  At the Annual Meeting, shareholders:

(1) elected for the ensuing year all thirteen of the director nominees listed below;

(2) ratified the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2015;

(3) adopted by a majority of votes cast the advisory approval of the Company’s executive compensation as reported in the Company’s proxy statement for the Annual Meeting; and

(4) rejected a shareholder proposal that the Chairman of our Board of Directors shall be an independent director.

Below are the final voting results.

Proposal 1: Election of Directors

Nominees	Votes For	% of Votes Cast	Votes Against	% of Votes Cast	Abstentions	Broker Non-Votes
Alan L. Boeckmann	180,346,781	99.05%	1,729,808	0.95%	1,766,984	25,027,514
James G. Brocksmith Jr.	179,653,829	98.47%	2,791,128	1.53%	1,398,616	25,027,514
Kathleen L. Brown	180,707,039	98.95%	1,919,357	1.05%	1,217,177	25,027,514
Pablo A. Ferrero	181,269,900	99.38%	1,126,611	0.62%	1,447,062	25,027,514
William D. Jones	178,991,999	98.08%	3,502,388	1.92%	1,349,186	25,027,514
William G. Ouchi	178,890,360	98.02%	3,604,637	1.98%	1,348,576	25,027,514
Debra L. Reed	176,671,044	96.72%	5,992,375	3.28%	1,180,154	25,027,514
William C. Rusnack	179,392,797	98.23%	3,225,676	1.77%	1,225,100	25,027,514
William P. Rutledge	179,687,263	98.47%	2,785,975	1.53%	1,370,335	25,027,514
Lynn Schenk	180,776,695	99.12%	1,609,257	0.88%	1,457,621	25,027,514
Jack T. Taylor	181,407,094	99.44%	1,018,765	0.56%	1,417,714	25,027,514
Luis M. Téllez	180,963,268	99.15%	1,544,928	0.85%	1,335,377	25,027,514
James C. Yardley	181,155,369	99.27%	1,324,625	0.73%	1,363,579	25,027,514

Proposal 2: Ratification of Independent Registered Public Accounting Firm

	Votes	% of Votes Cast
Votes For	205,318,495	98.73%
Votes Against	2,647,044	1.27%
Abstentions	905,548	--

Proposal 3: Advisory Approval of our Executive Compensation

	Votes	% of Votes Cast
Votes For	177,339,209	97.30%
Votes Against	4,912,328	2.70%
Abstentions	1,592,036	--
Broker Non-Votes	25,027,514	--

Proposal 4: Shareholder Proposal Regarding Independent Board Chairman

	Votes	% of Votes Cast
Votes For	29,523,836	16.28%
Votes Against	151,815,422	83.72%
Abstentions	2,504,315	--
Broker Non-Votes	25,027,514	--

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMPRA ENERGY
(Registrant)

Date: May 15, 2015	By: /s/ Joseph A. Householder
Joseph A. Householder Executive Vice President and Chief Financial Officer